Exhibit 21.1
Euronet Worldwide, Inc. Subsidiaries

As of December 31, 2012, Euronet's wholly owned subsidiaries were:

▪	EFT Services Holding B.V., incorporated in the Netherlands

▪	Euronet Banktechnikai Szolgaltato Kft., incorporated in Hungary

▪	Euronet Services Kft., incorporated in Hungary

▪	Euronet Polska Spó³ka z o.o., incorporated in Poland

▪	EFT-Usluge d o.o., incorporated in Croatia

▪	Euronet Services spol. s.r.o., incorporated in the Czech Republic

▪	Euronet Services SRL, incorporated in Romania

▪	Euronet USA Inc., incorporated in Arkansas, U.S.A.

▪	Euronet Services Slovakia, spol. s r.o., incorporated in Slovakia

▪	epay Limited, incorporated in England and Wales

▪	e-pay Holdings Limited, incorporated in England and Wales

▪	epay Australia Pty Ltd, incorporated in New South Wales, Australia

▪	epay Australia Holdings Pty Ltd, incorporated in Victoria, Australia

▪	epay New Zealand Ltd, incorporated in New Zealand

▪	transact Elektronische Zahlungssysteme GmbH, incorporated in Germany

▪	Delta Euronet GmbH, incorporated in Germany

▪	PaySpot, Inc., incorporated in Delaware, U.S.A.

▪	Euronet Telerecarga S.L., incorporated in Spain

▪	Euronet Services d.o.o., incorporated in Serbia

▪	Euronet Card Services, S.A., incorporated in Greece

▪	EWI Foreign Holdings Limited, incorporated in Cyprus

▪	Euronet Asia Holdings Limited, incorporated in Hong Kong

▪	Euronet Services India Private Limited, incorporated in India

▪	Euronet Software UK Limited, incorporated in England and Wales

▪	Euronet Ukraine LLC, incorporated in Ukraine

▪	Euronet Bulgaria EOOD, incorporated in Bulgaria

▪	Euronet Pay and Transaction Services SRL, incorporated in Italy

▪	Euronet Business Holdings S.L., incorporated in Spain

▪	RIA Spain Holdings S.L., incorporated in Spain

▪	Brodos Romania SRL, incorporated in Romania

▪	RIA Envia, Inc., incorporated in Delaware, U.S.A.

▪	Continental Exchange Solutions, Inc., incorporated in Delaware, U.S.A.

▪	RIA Telecommunications of New York, Inc., incorporated in New York, U.S.A.

▪	RIA Envia Financial Services GmbH, incorporated in Germany

▪	RIA Financial Services Ltd., incorporated in England and Wales

▪	RIA Telecommunications of Canada Inc., incorporated in Canada

▪	RIA Italia SRL, incorporated in Italy

▪	RIA Financial Services Australia Pty. Ltd., incorporated in Australia

▪	RIA Payment Institution EP, S.A., incorporated in Spain

▪	RIA Financial Services Puerto Rico, Inc., incorporated in Puerto Rico

▪	RIA de la Hispaniola, C.PorA, incorporated in Dominican Republic

▪	RIA France, SAS, incorporated in France

▪	RIA Financial Services New Zealand Ltd., incorporated in New Zealand

▪	RIA Envia Financial Services Belgium, SPRL, incorporated in Belgium

▪	RIA de Centroamérica, S.A. de C.V., incorporated in El Salvador

▪	RIA Financial Services AG, incorporated in Switzerland

▪	Euronet Services Schweiz GmbH, incorporated in Switzerland

▪	Continental Payment Solutions, Inc., incorporated in California, U.S.A.

▪	Omega Logic Ltd., incorporated in England and Wales

▪	Euronet Elektronik Islem Hizmetleri Limited Sirketi, incorporated in Turkey

▪	Euronet Prepaid Hellas LLC, incorporated in Greece

▪	Euronet Payment Services Ltd., incorporated in England and Wales

▪	Euronet Payments & Card Services Ltd., incorporated in England and Wales

▪	epay France SAS, incorporated in France

▪	Gescoro Inc., incorporated in Canada

▪	XBA Szolgaltato Kft., incorporated in Hungary

▪	RIA Money Transfer Services Private Limited, incorporated in India

▪	Euronet Middle East, Africa & Pakistan LLC, incorporated in Egypt

▪	RIA Netherlands Holding B.V., incorporated in the Netherlands

▪	RIA Financial Services Netherlands B.V., incorporated in the Netherlands

▪	RIA Financial Services, Denmark ApS, incorporated in Denmark

▪	RIA Financial Services Ireland Limited, incorporated in Ireland

▪	RIA Financial Services Sweden AB, incorporated in Sweden

▪	Euronet Pakistan Holdings, Inc., incorporated in Delaware, U.S.A.

▪	EFT Americas, Inc., incorporated in Delaware, U.S.A.

▪	Telecomnet LLC, incorporated in Delaware, U.S.A.

▪	Telecom Net S.A. Logistica Digital, incorporated in Brazil

▪	Ria Chile Servicios Financieros SpA, incorporated in Chile

▪	RIA Financial Services Norway AS, incorporated in Norway

▪	epay Digital SAS, incorporated in France

▪	cadooz Holding GmbH, incorporated in Germany

▪	cadooz AG, incorporated in Germany

▪	cadooz rewards GmbH, incorporated in Germany

▪	Yamando GmbH, incorporated in Germany

▪	mocoda GmbH, incorporated in Germany

▪	cadooz GmbH, incorporated in Austria

▪	Smart PayNetwork SA, incorporated in Romania

▪	RIA Deutschland GmbH, incorporated in Germany

▪	Euronet Middle East W.L.L., incorporated in Bahrain

▪	epay (Shanghai) Technology Development Co., Ltd. d.b.a. epay China, incorporated in the People's Republic of China

As of December 31, 2012, Euronet also had shareholdings in the following companies that are not wholly owned:

▪	PT G4S Euronet Indonesia, incorporated in Indonesia, of which 47.02% of the shares are owned by EFT Services Holding B.V.

▪	e-pay Malaysia Sdn Bhd, incorporated in Malaysia, of which e-pay Limited owns 40% of the share capital

▪	ATX Software Ltd., incorporated in England and Wales, of which 75.5% is owned by EFT Services Holding B.V.

▪	Euronet Services LLC incorporated in Russia, of which 95% is owned by EFT Services Holding B.V.

▪
Euronet Movilcarga S.L., incorporated in Spain, of which 80% is owned by Euronet Telerecarga S.L.Jiayintong (Beijing) Technology Development Co. Ltd. d.b.a. Euronet China, incorporated in the People's Republic of China, of which 75% is owned by Euronet Asia Holdings Limited

▪	Euronet ETT (China) Co. Ltd., incorporated in the People's Republic of China, of which 49% is owned by Euronet Asia Holdings Limited

▪	Cashlink Bangladesh Ltd., incorporated in Bangladesh, of which 10% is owned by EFT Services Holding B.V.

▪	Electronic Transactions Network Ltd., incorporated in Bangladesh, of which 10% is owned by Cashlink Bangladesh Ltd.

▪	ATX Middle East FZC, incorporated in the United Arab Emirates, of which 51% is owned by EFT Services Holding B.V.

▪	ATX Software Middle East FZ-LLC (UAE), incorporated in the United Arab Emirates, of which the Euronet group holds a 75.5% interest

▪	Euronet Pakistan (Pvt.) Limited, incorporated in Pakistan, of which 70% is owned by Euronet Pakistan Holdings, Inc.

▪	Universal Solution Providers FZ-LLC, incorporated in the United Arab Emirates, of which 51% is owned by EFT Services Holding B.V.